UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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[x]	Definitive Proxy Statement

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[_]	Soliciting Material Pursuant to §240.14a-12

EAGLE BULK SHIPPING INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Eagle Bulk Shipping Inc.
477 Madison Avenue, Suite 1405
New York, New York 10022
(212) 785-2500

April 5, 2011

Dear Shareholder:

You are cordially invited to attend the 2011 Annual Meeting of Shareholders of Eagle Bulk Shipping Inc., which will be held at the offices of Seward & Kissel LLP, 23rd Floor, One Battery Park Plaza, New York, New York 10004 at 10:00 a.m., local time, on Thursday, May 19, 2011. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

  The actions expected to be taken at the Annual Meeting are described in detail in the Company's Proxy Statement for the Annual Meeting of Shareholders.

  Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, if you have elected to receive your proxy materials by mail, please date, sign and return the proxy card to be mailed to you on or about April 8, 2011.  If you received your proxy materials over the Internet, please vote by Internet or by telephone in accordance with the instructions provided in the Notice of Internet Availability of Proxy Materials that you will receive in the mail.  If you decide to attend the meeting in person, you will be able to vote in person, even if you have previously submitted a proxy.

I hope that you will attend the meeting, and I look forward to seeing you there.

Sincerely,

/s/Sophocles N. Zoullas
Sophocles N. Zoullas
Chairman and Chief Executive Officer

(This page intentionally left blank.)

Eagle Bulk Shipping Inc.
477 Madison Avenue, Suite 1405
New York, New York 10022
(212) 785-2500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2011

 NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Eagle Bulk Shipping Inc., a Marshall Islands corporation ("Eagle Bulk Shipping" or the "Company"), will be held on Thursday, May 19, 2011, at 10:00 a.m., local time, at the offices of Seward & Kissel LLP, 23rd Floor, One Battery Park Plaza, New York, New York 10004, for the following purposes:

1.	To elect two Class III Directors to the Board of Directors;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the Company's fiscal year 2011;

3. 4. 5.
To approve, by non-binding vote, executive compensation;

To approve, by non-binding vote, the frequency of executive compensation votes; and

To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

  As of the date of this proxy statement, the Company has received no notice of any matters, other than those set forth above, that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the Annual Meeting, the persons named as proxies on the proxy card, or their duly constituted substitutes acting at the Annual Meeting, or any adjournment or postponement of the Annual Meeting, will be deemed authorized to vote the shares represented by proxy or otherwise act on such matters in accordance with their judgment.

  The close of business on March 24, 2011, has been fixed as the record date for determining those shareholders entitled to vote at the Annual Meeting. Accordingly, only shareholders of record as of the close of business on that date are entitled to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. A list of such shareholders will be available at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 19, 2011.

(1)
This communication presents only an overview of the more complex proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

(2)	The proxy statement is available at http://materials.proxyvote.com/y2187A.

(3)
If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 19, 2011, to facilitate timely delivery.

  Please read the proxy statement which is available at http://materials.proxyvote.com/y2187A and, if you have requested to receive paper copies of our proxy materials by mail, the instructions on the proxy card included therein, which will be mailed to you on or about April 8, 2011. Whether or not you expect to attend the Annual Meeting in person, and no matter how many shares you own, please vote your shares as promptly as possible. Submitting a proxy now will help assure a quorum.

  If you attend the Annual Meeting you may vote in person, even if you have previously submitted a proxy. If you require directions to attend the meeting, please send a written request to Alan S. Ginsberg, Secretary of Eagle Bulk Shipping Inc., at 477 Madison Avenue, Suite 1405, New York, New York 10022, telephone (212) 785-2500. All shareholders must present a form of personal photo identification in order to be admitted to the meeting. In addition, if your shares are held in the name of your broker, bank or other nominee and you wish to attend the Annual Meeting, you must bring an account statement or letter from the broker, bank or other nominee indicating that you were the owner of the shares on March 24, 2011.

  If you hold your shares in your own name and you have requested to receive paper copies of our proxy materials by mail, you may submit a proxy by marking the proxy card to be mailed to you on or about April 8, 2011, and dating and signing it, and returning it in the postage paid envelope provided. You may also submit a proxy via our electronic voting platform at http://www.proxyvote.com or submit a proxy by telephone at 1-800 690-6903. You may also attend the Annual Meeting and vote in person. If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting. You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary of the Company a written revocation or a proxy with a later date or by voting your shares in person at the meeting, in which case your prior proxy would be disregarded.

You may request that a copy of the proxy materials be sent to you at no charge by sending a written request to Alan S. Ginsberg, Secretary of Eagle Bulk Shipping Inc., at 477 Madison Avenue, Suite 1405, New York, New York 10022, telephone (212) 785-2500. You may also indicate a preference for receiving an electronic or paper copy of proxy materials for future shareholder meetings by notification to the same address.

By Order of the Board of Directors,

/s/Alan Ginsberg
Alan Ginsberg
Chief Financial Officer and Secretary

New York, New York
April 5, 2011

Eagle Bulk Shipping Inc.
477 Madison Avenue, Suite 1405
New York, New York 10022
(212) 785-2500

__________________

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2011

__________________

This proxy statement is furnished to shareholders of Eagle Bulk Shipping Inc. ("Eagle Bulk Shipping" or the "Company") in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Eagle Bulk Shipping (the "Board of Directors") for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of Seward & Kissel LLP, 23rd Floor, One Battery Park Plaza, New York, New York 10004, on Thursday, May 19, 2011, at 10:00 a.m., local time, and at any adjournment or postponement thereof.

This proxy statement is first available to shareholders at http://materials.proxyvote.com/y2187A on or about April 6, 2011.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

  Pursuant to the rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. We also believe that by electing to provide access to our proxy materials over the Internet, we will reduce the amount of natural resources used in connection with our proxy materials and our Annual Meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials, at no charge. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions on the website referred to in the Notice. Shareholders who have already requested to receive paper copies of our proxy materials will receive a full set of our proxy materials, including our proxy card, in the mail and will not receive the Notice.

Why didn't I receive a notice of Internet availability of proxy materials in the mail?

  We are providing a Notice of Internet Availability of Proxy Materials by e-mail to those shareowners who have previously elected delivery of the proxy materials electronically. Those shareowners should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

Why am I receiving these materials?

  Our Board of Directors has made these materials available to you on the Internet, or, upon your request, we will deliver printed versions of these materials to you by mail, in connection with the Board of Directors' solicitation of proxies for use at our 2011 Annual Meeting. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

What is included in these materials?

These materials include:

●	Our proxy statement for the 2011 Annual Meeting; and

●	Our 2010 Annual Report to Shareholders, which includes our audited consolidated financial statements.

If you request printed versions of these materials by mail, these materials will also include the proxy card for the 2011 Annual Meeting.

How can I get electronic access to the proxy materials?

Your Notice of Internet Availability of Proxy Materials or proxy card will contain instructions on how to:

●	View our proxy materials for the 2011 Annual Meeting on the Internet; and

●	Instruct us to send our future proxy materials to you electronically by e-mail.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

●	Election of two Directors to hold office until the 2014 Annual Meeting of Shareholders;

●	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the Company's fiscal year 2011;

●	To approve, by non-binding vote, executive compensation; and

●	To approve, by non-binding vote, the frequency of executive compensation votes.

  Shareholders will also be asked to consider and vote at the Annual Meeting on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. At this time, the Company's Board of Directors is unaware of any matters, other than those set forth above, that may properly come before the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

  The Board of Directors has fixed the close of business on March 24, 2011, as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of the Record Date, Eagle Bulk Shipping had issued and outstanding 62,560,436 shares of common stock.

How Many Votes Do I Have?

 Each common share outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the shareholders, including the election of Directors. Cumulative voting by shareholders is not permitted.

What are the Board of Directors' voting recommendations?

  The Board of Directors recommends that you vote "FOR" the nominees of the Board of Directors in the election of Directors, "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2011, "FOR" approval of the Company's executive compensation and "FOR" a vote every three years on the Company's executive compensation.

How can I vote my shares?

  You can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting. You can vote by proxy as follows:

●
by mail – If you requested to receive paper copies of our proxy materials by mail, you may submit your proxy by mail by signing your proxy card that is included on the paper proxy materials that will be mailed to you on or around April 8, 2011, or, for shares held in street name, by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the enclosed, postage paid envelope.

●
by Internet or by telephone – If you have telephone or Internet Access, you may submit your proxy by following the instructions provided in the Notice, or if you received a printed version of our proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instructions card.

How may I vote my shares in person at the Annual Meeting?

  If your shares are registered directly in your name with our transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to vote in person at the Annual Meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the Annual Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting.

If I am the beneficial owner of shares held in "street name" by my broker, will my broker automatically vote my shares for me?

  Rules applicable to broker-dealers grant your broker discretionary authority to vote your shares without receiving your instructions on certain matters, including the ratification of the independent registered public accounting firm.

How will my voting instructions be treated?

If you provide specific voting instructions, your shares will be voted as instructed.

  If you hold shares as the shareowner of record and sign and return a proxy card or vote by telephone or Internet without giving specific voting instructions, then your shares will be voted as recommended by our Board of Directors.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, and you do not give instructions to that nominee on how you want your shares voted, then generally your nominee can vote your shares on certain "routine" matters. At our Annual Meeting, only Proposal 2 is considered routine, which means that your broker, trustee, or other nominee can vote your shares on Proposal 2 if you do not timely provide instructions to vote your shares.

  If you are the beneficial owner of shares held through a broker, trustee, or other nominee, and that nominee does not have discretion to vote your shares on a particular proposal and you do not give your broker instructions on how to vote your shares, then the votes will be considered broker non-votes. A broker "non-vote" will be treated as unvoted for purposes of determining approval for the proposal and will have the effect of neither a vote for nor a vote against the proposal.

Could other matters be decided at the Annual Meeting?

  At this time, we are unaware of any matters, other than as set forth above, that may properly come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the proxy, or their duly constituted substitutes acting at the Annual Meeting or any adjournment or postponement of the Annual Meeting, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.

What do I need to bring to be admitted to the Annual Meeting?

  All shareholders must present a form of personal photo identification in order to be admitted to the meeting. In addition, if your shares are held in the name of your broker, bank or other nominee and you wish to attend the Annual Meeting, you must bring an account statement or letter from the broker, bank or other nominee indicating that you were the owner of the shares on the Record Date.

How can I change my vote?

  Any person signing a proxy card in the form to be mailed to you on or about April 8, 2011, has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by any of the following methods:

●	by writing a letter delivered to Alan S. Ginsberg, Secretary of Eagle Bulk Shipping, 477 Madison Avenue, Suite 1405, New York, New York 10022, stating that the proxy is revoked;

●	by submitting another proxy with a later date; or

●	by attending the Annual Meeting and voting in person.

What are the quorum and voting requirements to elect Directors and approve the other proposals described in the proxy statement?

  In order to take action on the matters scheduled for a vote at the Annual Meeting, a quorum (a majority of the aggregate number of shares of the Company's common stock issued and outstanding and entitled to vote as of the record date for the Annual Meeting) must be present in person or by proxy.

  A plurality of the votes cast is required for approval of Proposal No. 1, concerning the election of Directors. A majority of the votes cast by the holders of our common shares at the Annual Meeting is required for approval of Proposal No. 2, concerning the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2011.  Proposal No. 3 and Proposal No. 4 are non-binding votes; however, the results of the voting on Proposal No.3 and Proposal No. 4 will be reported with the other results of our Annual General Meeting.

What is an "abstention" and how would it affect the vote?

  An "abstention" occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter (other than the election of Directors for which the choice is limited to "for" or "withhold"). Abstentions are counted as present for purposes of determining a quorum. Abstentions will not be counted as having been voted and will have no effect on the outcome of the vote on any of Proposal No. 1 through Proposal No. 4.

What is a broker "non-vote" and how would it affect the vote?

  A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Under rules applicable to broker-dealers, Proposal No. 2, concerning of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the Company's fiscal year 2011 is an item on which brokerage firms may vote in their discretion on behalf of their clients, even if such clients have not furnished voting instructions. Brokerage firms may not vote with respect to Proposal No. 1, Proposal No. 3 or Proposal No. 4 without their clients having furnished voting instructions. There will be no broker "non-votes" on Proposal No. 2 because brokerage firms may vote in their discretion on behalf of their clients on these proposals even if such clients have not furnished voting instructions with respect to this proposal. There may be broker "non-votes" with respect to Proposal No. 1, Proposal No. 3 and Proposal No. 4.

Who will count the votes?

  The Company's proxy processor and tabulator, Broadridge Financial Solutions, Inc., will serve as proxy tabulator and count the votes. The results will be certified by the inspectors of election.

Who will conduct the proxy solicitation and how much will it cost?

  We will pay the costs relating to this proxy statement, the proxy and the Annual Meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and employees may also solicit proxies. They will not receive any additional pay for the solicitation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Under the Amended and Restated Articles of Incorporation of the Company, the Board of Directors is classified into three classes of Directors. The two Directors serving in Class III have terms expiring at the 2011 Annual Meeting. The Board of Directors has nominated the two current Class III Directors, Douglas P. Haensel and Alexis P. Zoullas, for re-election as Class III Directors, each to serve for a three-year term until the 2014 Annual Meeting of Shareholders of the Company and until his respective successor is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. Although management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as the holders of the proxies may, in their discretion, determine.

Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy.

Nominee Information

  The Board believes that each director nominee possesses the qualities and experience that the Nominating and Governance Committee believes that nominees should possess, as described in detail below in the section entitled "Corporate Governance-Director Nominations." The Board seeks out, and the Board is comprised of, individuals whose background and experience complement those of other Board members. The nominees for election to the Board, together with biographical information furnished by each of them, are set forth below. There are no family relationships among executive officers and directors of the Company, except that Sophocles N. Zoullas and Alexis P. Zoullas are brothers.

The following is information regarding the nominees for election as Class III Directors:

  Douglas P. Haensel, age 48, serves as a Director of the Company and the Chair of the Company's Nominating and Governance Committee. He has served as Chief Financial Officer of Burt's Bees, Inc. since May 2005. From 2001 to 2004, Mr. Haensel was President and Chief Operating Officer of 21st Century Newspapers, Inc. He was Executive Vice President and Chief Financial Officer at The Athlete's Foot Group, Inc. from 1999 to 2001. Mr. Haensel started his career at General Electric Company and held several management positions at GE Capital. Mr. Haensel has served as a Director of the Company since 2005. The Board selected Mr. Haensel to serve as a director because it believes that Mr. Haensel brings valuable management and financial experience to the Board, including extensive experience with capital market transactions and investments in both public and private companies. Mr. Haensel also has a strong operations background and has deep experience with acquisition opportunity analysis and integration. He has valuable experience in corporate governance, compensation and audit issues.

  Alexis P. Zoullas, age 40, serves as a Director of the Company and is also President of Eagle Shipping International (USA) LLC, a wholly owned subsidiary of the Company that provides commercial and strategic management to its fleet, since August 2008. Before joining Eagle Bulk Shipping, he had served as Vice-President at Norland Shipping & Trading Corporation since 2005, where he began his maritime career in 1993. From 2000 to 2004, Mr. Zoullas worked as Chief Strategic Officer of Kaufman Astoria Studios and was a founding partner of Filter Partners LLC, an entertainment licensing company. Currently, Mr. Zoullas is a member of the American Bureau of Shipping, a member of the USA Advisory Committee of Lloyd's Register, and is Chairman of the Class NK North American Advisory Committee.  He holds a bachelor's degree from Harvard College and a J.D. from Fordham University.  Mr. Zoullas has served as a Director of the Company since April 2007. The Board selected Mr. A. Zoullas to serve as a director and President of Eagle Shipping International (USA) LLC, because it believes Mr. A. Zoullas provides valuable maritime experience in the areas of technical, operations, legal, insurance, and commercial experience. Mr. A. Zoullas has significant international experience that provides the Board with a critical global perspective, which is of immense value in the development of the Company's strategy.  Mr. Zoullas also sits on various advisory committees within the industry, in recognition of his expertise and dedication.  His significant knowledge of the technical, legal, and environmental issues affecting the shipping industry is instrumental in keeping the Board current on existing and future legal and commercial issues facing the Company.

Continuing Director Information

The following is information regarding our Directors whose terms continue after the 2011 Annual Meeting:

Class I Directors – Terms Expiring at the 2012 Annual Meeting

  Jon Tomasson, age 52, serves as a Director of the Company and the Chair of the Company's Compensation Committee. Mr. Tomasson is Chief Executive Officer of Vínland Capital Investments, LLC, a real estate investment company that he founded in 2003. Prior to starting Vínland, Mr. Tomasson was a principal with Cardinal Capital Partners from 1999 until 2002. From 1990 until 1999, Mr. Tomasson worked at Citigroup's Global Real Estate Equity and Structured Finance (GREESF) business, with both transactional and various management responsibilities. Mr. Tomasson has served as a Director of the Company since 2007. The Board selected Mr. Tomasson to serve as a director because it believes that Mr. Tomasson brings valuable financial, transactional and managerial expertise, including extensive execution in capital markets and structured transactions.  Mr. Tomasson brings over 25 years of experience in international and domestic investment banking and real estate investment in addition to a multi-cultural and multi-lingual background to bear.  He has built, led, capitalized and directed several businesses, teams and investments which informs his judgment, as well as his strategic advice and risk assessment as a Board member.

      Sophocles N. Zoullas, age 45, the Company's founder, has served as the Company's Chief Executive Officer and Chairman of the Board of Directors since 2005. Mr. Zoullas has been involved in the dry bulk shipping industry for 24 years with experience in strategic, commercial and operational aspects of the business. Mr. Zoullas's strategic and commercial experience includes ship purchase negotiations and financing, chartering and insurance. Mr. Zoullas's operational experience includes oversight of ship repair, maintenance and cost control. From 1989 to 2005, Mr. Zoullas served as an executive officer and a director of Norland Shipping & Trading Corporation, a shipping agency in the dry bulk shipping industry. Mr. Zoullas holds a bachelor's degree from Harvard College and an MBA from IMD (IMEDE) in Lausanne, Switzerland. Mr. Zoullas is currently Chairman of the USA Advisory Committee of Lloyd's Register and a member of the American Bureau of Shipping. Mr. Zoullas serves as Director Emeritus of the North American Marine Environment Protection Association (NAMEPA). Mr. Zoullas is also a committee member of the London P&I Club Committee. Mr. S. Zoullas in his capacity as a Chief Executive Officer and Chairman of the Board of Directors, brings leadership, extensive business relationships and operating experience, tremendous knowledge and strategic vision of our Company. Mr. S. Zoullas's service as the Chairman and Chief Executive Officer of Eagle Bulk Shipping creates a critical link between management and the Board, enabling the Board to perform its oversight function with the benefits of management's perspectives on the business. In addition, having the Chief Executive Officer, and Mr. S. Zoullas in particular, on our Board provides our Company with decisive and effective leadership.

Class II Directors – Terms Expiring at the 2013 Annual Meeting

  Joseph M. Cianciolo, age 72, serves as a Director of the Company and the Chair of our Audit Committee. Mr. Cianciolo retired in June 1999 as the managing partner of the Providence, Rhode Island office of KPMG LLP. At the time of his retirement, Mr. Cianciolo had been a partner of KPMG LLP since 1970. Mr. Cianciolo currently serves as a director of United Natural Foods Inc. and Nortek, Inc. Mr. Cianciolo has served as a Director of the Company since 2006. The Board selected Mr. Cianciolo as a director because it believes that Mr. Cianciolo brings valuable management, financial and corporate governance experience to the Board. Mr. Cianciolo has had 38 years with an international public accounting firm, 29 years as an Audit Engagement Partner.  Mr. Cianciolo has served as an independent director for over 10 years and has chaired the Audit Committee for two other Companies whose securities have been publicly traded.  He has functioned with a full range of Corporate and Board responsibilities, including serving on Nominating and Governance and Compensation Committees.

David B. Hiley, age 72, serves as a Director of the Company. Mr. Hiley has been a financial consultant for more than six years. Mr. Hiley has previously served as a Director of Nortek, Inc. and as Director, Executive Vice President and Chief Financial Officer of CRT Properties, Inc. (formerly Koger Equity, Inc.), a real estate investment trust, and in recent years has been a financial consultant. Prior to that, for the majority of his career Mr. Hiley served as head of investment banking at a large securities firm. Mr. Hiley has served as a Director of the Company since 2005. The Board selected Mr. Hiley to serve as a director because it believes he has valuable business and management experience and important perspectives on issues facing our Company. Mr. Hiley's experience enables him to provide insight, guidance and strategic direction to the Board. Mr. Hiley has a strong financial background, including an understanding of financial statements, corporate finance, accounting and capital markets.

Thomas B. Winmill, age 51, serves as a Director of the Company.  Since 1999, Mr. Winmill has served as President, Chief Executive Officer, and General Counsel of Winmill & Co. Incorporated and its affiliates, which include SEC registered investment advisers and broker/dealers, as well as investment companies, such as Midas Fund. As portfolio manager of Midas Fund since 2002, Mr. Winmill analyzes trends and companies involved with precious metals and natural resources, including ferrous and non-ferrous metals (such as iron, aluminum, and copper), strategic metals (such as uranium and titanium), hydrocarbons (such as coal, oil, and natural gas), chemicals, forest products, real estate, food products, and other basic commodities. He is a member of the New York Section member society of the American Institute of Mining, Metallurgical, and Petroleum Engineers, Inc., the New York and Washington State Bars, and the SEC Rules Committee of the Investment Company Institute. Mr. Winmill currently serves as a director for Dividend and Income Fund, Inc., Bexil Corporation, Foxby Corp., Global Income Fund, Inc., and Winmill & Co. Incorporated, in addition to Midas Fund, Inc., Midas Special Fund, Inc. and Midas Perpetual Portfolio, Inc., which are affiliated entities.  Mr. Winmill formerly served as a director for Golden Cycle Gold Corporation. The Board selected Mr. Winmill to serve as a director because it believes he has valuable management, finance, and strategic decision-making experience. Mr. Winmill has significant investment and analytical expertise, particularly regarding commodities. Mr. Winmill is familiar with a range of corporate and board functions based on significant prior board experience.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 1, THE ELECTION OF MESSRS. DOUGLAS P. HAENSEL AND ALEXIS P. ZOULLAS AS CLASS III DIRECTORS OF THE BOARD.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

  The Board of Directors held twenty meetings in 2010. Each Director attended at least 75% of the aggregate of the meetings of the Board of Directors and meetings held by all committees on which such Director served, during the period for which such Director served. The Board of Directors met in executive session five times during 2010.

  Directors are expected to attend the Company's Annual Meeting of Shareholders. All seven of our Directors attended our 2010 annual meeting of shareholders.

Director Independence

  The Board of Directors affirmatively determined that the following Directors, including each Director serving on the Audit Committee, the Compensation Committee, the Conflicts Committee and the Nominating and Governance Committee, satisfy the independence requirements of Rule 4350(c) of Nasdaq's listing standards: Joseph M. Cianciolo, Douglas P. Haensel, David B. Hiley, Jon Tomasson and Thomas B. Winmill. The Board of Directors also determined that the members of the Audit Committee satisfy the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934 and Nasdaq's requirements for audit committee members.

  There is no family relationship between any of the nominees, continuing Directors or executive officers of the Company, except that Sophocles N. Zoullas and Alexis P. Zoullas are brothers.

Director Terms

  The Directors are divided into three classes and the Directors in each class serve for a three-year term. The term of one class of directors expires each year at the Annual Meeting of Stockholders. The Board may fill a vacancy by electing a new director to the same class as the director being replaced. The Board may also create a new director position in any class and elect a Director to hold the newly created position until the term of the class expires.

Committees of the Board of Directors

 The Board of Directors has a standing Audit Committee, Compensation Committee, Conflicts Committee and Nominating and Governance Committee, the respective members and functions of which are described below. Current charters describing the nature and scope of the responsibilities of each of the Audit Committee, Compensation Committee,  Conflicts Committee and Nominating and Governance Committee are posted on our website at www.eagleships.com under the headings "Investors — Corporate Governance" and are available in print upon request to Eagle Bulk Shipping Inc., 477 Madison Avenue, Suite 1405, New York, New York 10022.

Audit Committee

  The Company's Audit Committee is comprised of Joseph M. Cianciolo (Chairman), Douglas P. Haensel, and David B. Hiley, each of whom qualify as independent under the listing requirements of the Nasdaq Global Market and applicable rules of the Securities and Exchange Commission, or the SEC. The Board of Directors has determined that Joseph M. Cianciolo is an audit committee "financial expert" as such term is defined in applicable SEC rules, and that he has the requisite financial management expertise within the meaning of Nasdaq rules and regulations. As directed by its written charter, which was adopted on June 3, 2005, and amended in November 2006, the Audit Committee is responsible for appointing and overseeing the work of the independent auditors, including reviewing and approving their engagement letter and reviewing their annual audit plan; reviewing the adequacy and effectiveness of the Company's accounting and internal control procedures; reading and discussing with management and the independent auditors the annual audited financial statements and quarterly financial statements, and preparing annually a report to be included in the Company's proxy statement. The Audit Committee held seven meetings during fiscal year 2010. See the report of the Audit Committee in this Proxy Statement for additional information regarding the Audit Committee's actions in fiscal year 2010.

Compensation Committee

  The Company's Compensation Committee is comprised of Jon Tomasson (Chairman), Joseph M. Cianciolo and Thomas B. Winmill, each of whom qualify as independent under the listing requirements of the Nasdaq Global Market. As directed by its written charter, which was approved on June 3, 2005, and amended in November 2006, the Compensation Committee administers the Company's stock option plan and other corporate benefits programs. The Compensation Committee also reviews and approves annual incentive compensation, special cash incentive awards, stock option or other equity incentive grants, compensation goals and objectives, and any employment severance or change in control agreements, and evaluates the performance of the Company's Chief Executive Officer, Company's Chief Financial Officer, and the President of Eagle Shipping International (USA) LLC and determines executive officer compensation. The Compensation Committee also reviews and approves the Board of Directors' compensation and fees and stock option or other equity incentive grants. See the Compensation Discussion & Analysis regarding additional details of the role of the Compensation Committee and our executive officers with respect to the determination and approval of executive compensation. The Compensation Committee engaged Steven Hall & Partners, an independent executive compensation consultant (the "Compensation Consultant"), as further described in more detail below.  During fiscal year 2010, the Compensation Committee consulted with the Compensation Consultant and took the recommendations of the Compensation Consultant into consideration when making its decisions. The Compensation Committee held twenty-four meetings during fiscal year 2010. See also the report of the Compensation Committee in this Proxy Statement.

Conflicts Committee

The Company has established a Conflicts Committee (the "Conflicts Committee") as of February 4, 2009, that is comprised of Joseph M. Cianciolo, Douglas P. Haensel and Jon Tomasson.  The Conflicts Committee was established for the purpose of negotiating a management agreement dated August 4, 2009 between the Company and Delphin Shipping LLC, an entity affiliated with Sophocles Zoullas and Kelso & Company, L.P.  Pursuant to the management agreement, which has been filed as an exhibit to the Company's annual report on Form 10-K for the year ending December 31, 2009, the Company will provide certain management services for vessels to be acquired by Delphin Shipping LLC and will have certain rights of first refusal over vessel acquisition and chartering opportunities presented to Delphin Shipping LLC.  Pursuant to the Conflict Committee's charter adopted as of May 21, 2009, the Conflicts Committee is also responsible for evaluating and managing potential conflicts of interest arising between the Company and Delphin Shipping LLC arising out of transactions contemplated under the management agreement and ensuring Delphin Shipping LLC's compliance with the terms of the management agreement.  The Conflicts Committee is comprised solely of independent members of the Board of Directors who do not have any direct or indirect interest in any investment, contract or other transaction to which Delphin Shipping LLC or Kelso & Company, L.P. are a party.  The Conflicts Committee held two meetings during fiscal year 2010.

Nominating and Governance Committee

 The Company's Nominating and Governance Committee is comprised of Douglas P. Haensel (Chairman), David B. Hiley, Jon Tomasson and Thomas B. Winmill, each of whom qualify as independent under the listing requirements of the Nasdaq Global Market. As directed by its written charter, the Nominating and Governance Committee assists the Board of Directors in identifying qualified individuals to become members of the Board of Directors, in determining the composition of the Board of Directors and its committees, in monitoring a process to assess Board of Directors effectiveness and in developing and implementing the Company's corporate governance guidelines. The Nominating and Governance Committee held nine meetings in fiscal year 2010.

Nomination of Directors

Nominees for our Board of Directors will be selected by the Board of Directors based upon the recommendation of the Nominating and Governance Committee in accordance with the policies and principles set forth in the Committee's charter and our Corporate Governance Guidelines. The Nominating and Governance Committee seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment will include an individual's independence, as well as consideration of diversity, age, skills, necessary experience, soundness of judgment, ability to contribute to a diversity of viewpoints among board members, commitment, time and diligence to effectively discharge board responsibilities, qualifications, intelligence, education and experience to make a meaningful contribution to board deliberations. Directors should be persons of good character and thus should generally have the personal characteristics of integrity, accountability, judgment, responsibility, high performance standards, commitment and enthusiasm, and courage to express his or her views. The Nominating and Governance Committee examines a candidate's specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company.

 The Nominating and Governance Committee identifies potential candidates by asking current Directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who might have an interest in serving as a Director.

Shareholders may recommend qualified persons for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee's evaluation process does not vary based on whether or not a candidate is recommended by a shareholder. Shareholders making a recommendation must submit the same information as that required to be included by the Company in its proxy statement with respect to nominees of the Board of Directors. The shareholder recommendation should be submitted in writing, addressed to: Alan S. Ginsberg, Secretary of Eagle Bulk Shipping Inc., 477 Madison Avenue, Suite 1405, New York, New York 10022.

Code of Ethics

  The Company's Code of Ethics, which applies to our Directors, executive officers (our Chief Executive Officer, our Chief Financial Officer, and our President Eagle Shipping International (USA) LLC) and employees, is available on our website at www.eagleships.com, and copies are available in print upon request to Eagle Bulk Shipping Inc., 477 Madison Avenue, Suite 1405, New York, New York 10022. The Company intends to satisfy any disclosure requirements regarding any amendment to, or waiver from, a provision of this Code of Ethics by posting such information on the Company's website.

Communications with the Board of Directors

  Shareholders and other interested parties may communicate with members of the Board of Directors, including reporting any concerns related to governance, corporate conduct, business ethics, financial practices, legal issues and accounting or audit matters in writing addressed to the Board of Directors, or any such individual Directors or group or committee of Directors by either name or title in care of: Secretary of Eagle Bulk Shipping Inc., 477 Madison Avenue, Suite 1405, New York, New York 10022.

  All communications received as set forth above will be opened by the office of our Secretary for the sole purpose of determining whether the contents represent a message to our Directors. Materials that are unrelated to the duties and responsibilities of the Board of Directors, such as solicitations, resumes and other forms of job inquiries, surveys and individual customer complaints, or materials that are unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, but will be made available upon request to the Board of Directors, a committee of the Board of Directors or individual Directors as appropriate, depending on the facts and circumstances outlined in the communication.

The Board's Leadership Structure

 Sophocles Zoullas currently serves as both Chairman and Chief Executive Officer of Eagle Bulk Shipping.  The Company believes that this leadership structure is in the best interests of shareholders because it promotes unified leadership, effective decision-making, and facilitates efficient execution of the Company's strategic initiatives and business plan.  Additionally, because of the CEO's responsibilities for the day-to-day execution of corporate strategy and the importance of company performance in Board deliberations, we believe that our CEO is the director best qualified to serve as Chairman of the Board. The Board has also considered creating a lead independent director position on the Board of Directors, however given the size of the Company's Board of Directors, does not believe that such a position would benefit the functioning of the Board or its interaction with management.  The Board also believes that there is substantial independent and effective oversight of management, including:

●	Annual reviews of the performance of our Chairman and Chief Executive Officer by the independent directors on the Compensation Committee.

●	Our independent directors regularly meet in executive session without the presence of management.

●	The Audit Committee meets separately with the independent auditor as needed to fulfill its responsibilities under its Charter.

●	We have a substantial majority of active and well-qualified independent directors, each of whom is an equal participant in Board decisions.

●	Each of the Board's Committees is comprised solely of independent directors.

The Board's Role in Risk Oversight

 The Audit Committee has primary responsibility for risk oversight on behalf of the Board.  The Committee regularly discusses, on at least a quarterly basis, risk exposures that may have a material impact on the Company's financial statements, and the steps that management has taken to monitor and control such exposures.  Additionally, pursuant to its Charter, the Audit Committee is responsible for discussing with management policies with respect to risk assessment and risk management.  The Compensation Committee also considers the risk implications of compensation approaches before making final determinations with respect to compensation program design. For a further discussion of the Compensation Committee's consideration of potential risks associated with our compensation program, please see the section "Risk Assessment" of this proxy.

Executive Sessions

      Consistent with our Corporate Governance Guidelines, the non-employee directors of the Board of Directors regularly hold executive sessions. The Audit Committee, in accordance with its charter, meets separately with our executives at regular intervals or as otherwise deemed appropriate throughout the year to review our financial affairs, and meets separately in sessions with the independent auditors at such times as the Committee deems appropriate to fulfill its responsibilities under the charter. The independent directors met in executive sessions four times during 2010.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of the Company or any of the Company's subsidiaries, or had any relationship requiring disclosure under SEC regulations.  None of the Company's Compensation Committee members or executive officers has served on the board of directors or on the compensation committee of any other entity whose executive officers served on our Board of Directors or on our Compensation Committee.

EXECUTIVE OFFICERS

Our named executive officers, are:

●	Sophocles N. Zoullas, Chairman and Chief Executive Officer, for whom information is set forth under the heading "Continuing Director Information" above.

●	Alan S. Ginsberg, Chief Financial Officer since February 2005.

●	Alexis P. Zoullas, President of Eagle Shipping International (USA) LLC, for whom information is set forth under the heading "Nominee Information" above.

  Mr. Ginsberg, who is 52, has over 20 years of experience in the shipping industry and in particular in shipping finance. From 2002 until 2005, Mr. Ginsberg was the Director of Ship Financing for Northampton Capital Ltd., a transportation industry financial advisory firm. From 1998 to 2002, Mr. Ginsberg was a Director of High Yield Research at Scotia Capital (USA) Inc. and was responsible for analysis of the shipping industry, publishing research and maintaining relationships in the industry. From 1997 to 1998, Mr. Ginsberg was the publisher of Marine Money International, a leading maritime publication, and between 1988 and 1996 he served as the Chief Financial Officer of The Kedma Group, a privately held shipping company that owned and operated 17 vessels, including 14 Handymax dry bulk vessels and three tankers. Mr. Ginsberg holds a bachelor's degree from Georgetown University. Mr. Ginsberg is a certified public accountant and has previously worked at Coopers & Lybrand.

COMPENSATION DISCUSSION & ANALYSIS

Introduction

     This Compensation Discussion and Analysis ("CD&A") is a discussion of how we use different elements of compensation to achieve the objectives of our executive compensation program and how we determined the amounts of each component of compensation paid to our named executive officers for 2010.  This information should be read in conjunction with the data and associated narrative provided in the Summary Compensation Table and other tables following this CD&A.  For 2010, the following individuals were our named executive officers:

●	Sophocles N. Zoullas, Chairman and Chief Executive Officer
●	Alan S. Ginsberg, Chief Financial Officer
●	Alexis P. Zoullas, President, Eagle Shipping International

Compensation Objectives and Philosophy

 We believe that the leadership and proven talents of our executive team are essential for our continued success and sustained financial performance. The primary objectives of our compensation program are to attract and retain highly qualified personnel for positions of substantial responsibility, and to provide incentives for such persons to perform to the best of their abilities, achieve our strategic objectives, enable the Company to compete effectively in the seaborne transportation industry and to promote the success of our business. Therefore, our compensation program is designed to attract, motivate and retain executives who possess the talent, leadership and commitment needed to operate our business, create and implement new opportunities, anticipate and effectively respond to new challenges, and make and execute difficult decisions.

The Compensation Committee believes that the Company's compensation programs should:

●	Align the interests of our executives with those of our shareholders;

●	Encourage and reward achievement of the Company's annual and longer-term performance objectives;

●	Promote the long-term success of the Company through an appropriate balance of current and long-term compensation opportunities;

●	Differentiate pay based on individual and company performance;

●	Reflect the market and provide competitive compensation opportunities based on performance;

●	Make wise use of our equity resources to ensure compatibility between senior management and shareholder interests; and

●	Balance incentives for constructive risk management.

2010 Performance

 Our compensation program is designed to incentivize and reward strategic and operational achievements which will enhance shareholder value .  Despite a challenging macro-economic environment and volatile shipping market, 2010 was a year of strong accomplishments in which we successfully expanded our fleet while maintaining high vessel utilization rates and continued to develop an infrastructure which we believe will better position our Company for future success.

 During 2010, key accomplishments of our Company were that we:

●
Maintained a vessel utilization rate of 99.6%, while increasing the fleet operating days by 48% in 2010 over 2009, resulting in consistent and contemporaneously above market earnings in a volatile and weakened charter market;

●	Successfully integrated twelve newbuildings into its operating fleet during 2010, resulting in a 42% increase in total owned days to 12,958 in 2010 from 9,106 in 2009;

●	Successfully diversified our chartering strategy with a mix of index-based and fixed charters;

●	Successfully delivered twelve newbuilding vessels into long-term time charter contracts;

●	Further diversified revenue streams and initiated new chartering relationships with first class charterers;

●	Expanded our own in-house capabilities for technical management to establish a vessel management bench-mark with our external technical managers and reduce costs;

●	Managed on-time construction of twelve vessels with on-time milestones.

●	Successfully established the Company's new trading operation based in Singapore to capture value in all shipping cycles and leverage the Eagle brand;

●	Increased direct purchasing of spares, stores and lubricants to benefit from lower unit costs; and

●	Successfully completed the disposition of the Company's oldest and smallest vessel for a gain, which reduced the average age of our fleet to 4.6 years.

How Our Compensation Decisions Are Made

 The Company's executive compensation is determined by the Company's Compensation Committee.  Although not required under the Compensation Committee's charter, the Company's executive compensation for 2010 has been ratified by the unanimous consent of the Company's full Board of Directors.

Role of the Board and Compensation Committee

      Our Board of Directors is responsible for establishing and administering our executive compensation and equity incentive programs. This Board duty has been delegated to the Compensation Committee in accordance with the Compensation Committee Charter. The Compensation Committee reviews executive performance to establish compensation and approves appropriate modifications to the named executive officers' compensation. The Compensation Committee is responsible for establishing the compensation of the Chief Executive Officer, and in the context of our overall compensation goals and objectives, reviews and approves the recommendations of the Chief Executive Officer regarding compensation and incentive plans of other named executive officers. The Committee also establishes the annual compensation of the non-employee directors and oversees the equity compensation plans.

Role of the Compensation Consultant

  In accordance with its Charter, the Compensation Committee has the authority to engage, retain and terminate a compensation consultant.  The Committee also has the sole authority to approve the fees of such consultant.

  Since 2007, the Compensation Committee and the Board of Directors have retained Steven Hall & Partners ("Consultant"), a nationally recognized executive compensation consultant, as their compensation consultant to provide independent, third-party advice and expertise on all aspects of executive and director compensation and related corporate governance matters.  In 2010, as in prior years, the Committee relied upon the Consultant to assist in the development and evaluation of compensation policies and the determination of compensation awards.  Additionally, the Consultant provided the Committee with comparative market data, to the extent available, as well as modeling and evaluations of proposed executive and director compensation policies and determinations.

     The Compensation Committee consulted with the Consultant in connection with the determination of the 2010 compensation for our named executive officers and our Board of Directors. The Consultant also provided advice throughout the year on new issues and developments regarding executive compensation and related disclosures. In the future, the Compensation Committee may retain other similar consultants.

The Consultant does not provide any other services to the Company.

Role of Management

     The Compensation Committee has sole authority to establish annual compensation for the Company's named executive officers, and none of the named executive officers determines his own pay. At the request of the Compensation Committee, our Chief Executive Officer provides recommendations regarding compensation of our other named executive officers during the annual compensation approval process and information regarding compensation trends within the seaborne transportation industry.

Competitive Marketplace Assessment

  Most of our direct business competitors are foreign companies that are not required to disclose compensation information for their executive officers on an individual basis and detailed compensation data is therefore limited or unavailable. Additionally, the management structures of comparable organizations are often non-traditional, further complicating direct comparison of positions and responsibilities.  To provide context and to ensure that Eagle Bulk arrangements are reasonable, the Committee does reference compensation arrangements for executives at other similarly sized companies in the shipping industry for whom compensation data is publicly available. However, due to the limited number of direct comparators, the Committee does not believe that it has sufficient information to permit a meaningful benchmark assessment. Therefore, the Committee does not benchmark.

Elements of the Company's Executive Compensation Program

Our compensation program is comprised of two main elements:

●	Fixed compensation in the form of base salary.

●	Variable incentive compensation which is delivered in cash and equity.

Fixed Compensation

Base Salary

  Base salary provides a competitive rate of fixed pay and reflects different levels of responsibility within the Company, the skills and experience required for the job, individual performance and labor market conditions.

Variable Incentive Compensation

Annual Incentive Compensation

  Due to the cyclical and volatile nature of the business in which the Company competes, like most companies in the shipping industry, The Company does not set performance targets with respect to incentive compensation. Instead, the Compensation Committee considers performance across a wide range of quantitative, qualitative, operational and strategic measures and determines annual incentive compensation on a discretionary basis following a comprehensive assessment of the macro-economic environment, the Company's performance, and each executive's contribution to that performance.  The Committee believes that this approach provides for greater flexibility to reward executives for quick thinking and decisive actions taken to better position the Company in scenarios which may be difficult to predict or anticipate given the extreme volatility of the dry bulk market.

Long-Term Incentive Compensation – Equity Awards

  The Committee believes that the effective use of stock-based long-term incentive compensation has been integral to the Company's success in the past and is vital to its ability to achieve continued strong performance in the future and therefore delivers a portion of each executive's incentive compensation in the form of equity. These awards are intended to align the interests of executives with those of shareholders, enhance the personal stake of executive officers in the growth and success of the Company, provide an incentive for the executive officers' continued service at the Company, and provide an opportunity for executives to increase their stock ownership levels.

Full Value Shares- in 2010, the Company granted restricted stock units ("RSUs") to each of the named executive officers.  The awards were made on December 22, 2010 and vest annually in three equal installments, beginning on the first anniversary of the date of grant.

  Dividend Equivalent Rights- in the past, the Company has awarded Dividend Equivalent Rights ("DERs") to officers and directors.  These rights entitle the recipient to receive a Dividend Equivalent payment each time the Company pays a dividend to the Company's shareholders.  The amount of the Dividend Equivalent payment is equal to the number of DERs multiplied by the amount of the per share dividend paid by the Company on its stock on the date the dividend is paid.  The DERs are contingent upon the recipient's continued employment or service at the dividend payment date.  The Company announced the suspension of its dividend on December 19, 2008, and no payments were made to holders of DERs in 2009 or 2010.

Special Awards

  From time to time, the Company also makes special cash incentive awards, as deemed appropriate by the Compensation Committee.  The purpose of these payments is to recognize significant individual contributions that would not, in the view of the Compensation Committee, be fully accounted for under our annual compensation determinations.  The amount of any special cash incentive award is determined and approved by the Compensation Committee.  No named executive officer received a special award in 2010.

Other Elements

Perquisites

     As a general matter, the Company does not provide perquisites for its executive officers. Pursuant to a contractual obligation of our Chief Executive Officer's employment agreement, the Company pays his life insurance premium. Other than this de minimus perquisite, the Company does not provide any other perquisites to its named executive officers.

401(k) Savings Plan

     We provide all qualifying full-time employees with the opportunity to participate in our tax-qualified 401(k) savings plan. Our named executive officers participate in this plan on the same basis as our other full-time employees.

Employment Agreements

  We have entered into an employment agreement with our Chief Executive Officer.  The terms of the agreement are described in greater detail under the section entitled "Employment Agreement with Sophocles N. Zoullas".  We do not have employment agreements with any of our other named executive officers.

Severance and Change in Control Benefits

 Under the terms of his employment agreement, our Chief Executive Officer is entitled to certain payments and benefits if we terminate his employment without cause or he terminates employment for good reason, as these terms are defined in his contract.  The Chief Executive Officer is entitled to certain additional payments and benefits if his employment is terminated without cause or for good reason within 24 months of a change in control.  These benefits and payments are described in greater detail in the section below entitled "Potential Payments Upon Termination or Change-in-Control."

  Pursuant to the terms of our equity plans, the other named executive officers are entitled to certain potential payments upon termination or change in control.  These potential payments are described in greater detail in the section below entitled "Potential Payments Upon Termination or Change-in-Control."

     The equity incentives and incentive compensation amounts awarded to our Chief Executive Officer, our Chief Financial Officer and the President of Eagle Shipping International (USA) LLC in 2010 are not necessarily indicative of the incentive compensation to be awarded to the Company's executive officers in future years.

Pay for Performance – How 2010 Executive Compensation Was Determined

  The Compensation Committee believes that executive pay should reflect both Company and individual performance and makes determinations regarding variable incentive compensation following a holistic assessment of performance for the year.

Company Performance

When assessing corporate performance for 2010, the Committee considered:

●	Corporate earnings per the Company's financial plan;

●	Increases in the size of our fleet, which we believe will have a positive impact on future revenues and profits;

●	The impressive fleet utilization achieved by the Company in light of a substantial increase in the size of the fleet;

●	Enhancement of the Company's in-house capabilities with regard to fleet management and newbuilding oversight which have increased our efficiency;

●	Establishment of the Company's trading operation in Singapore which increased the Company's market intelligence;

●	Achievement of the Company's other strategic and commercial objectives;

●	Performance relative to similar seaborne transportation companies;

●	Performance relative to overall market conditions; and

●	The actions taken by management to position the Company for strong growth as the general economic conditions improve.

Individual Performance

  To assess each executive's contribution to Company performance and achievements in his area of responsibility, the Committee considers the executive's:

●	Performance in light of the Company's current goals and objectives;

●	The nature and scope of the executive's responsibilities;

●	Level of communication with the Board;

●	Initiative, managerial ability and overall contributions to corporate performance; and

●	Contributions to initiatives that will deliver greater future value to shareholders.

The Committee also considers the scope and importance of the functions the executive performed or for which the executive was responsible.

Salary

     In 2010, we maintained base salaries for each of our named executive officers at the same level as in 2009.

  For 2011, the Committee has again determined to keep the base salaries of our Chief Executive Officer and our Chief Financial Officer at the same level as in 2010 and 2009. Following his promotion, the base salary of our President of Eagle Shipping International (USA) LLC was increased by $50,000 to $700,000 for 2011.

Incentive Compensation

  In 2010, the Compensation Committee determined and approved, and after consideration the independent members of the Board ratified, the compensation for the Chief Executive Officer as follows: a cash annual incentive compensation of $5,450,000 and an equity award of 400,000 RSUs.  The amount of incentive compensation awarded in 2010 was based on the Committee's assessment of the Chief Executive Officer's performance in 2010, including his:

●	Contribution to the 2010 accomplishments outlined earlier;
●	Establishment of the Company's new trading operation based in Singapore;
●	Expanding world-class in house shipping management capabilities;
●	Contribution in building deep relationships with shipbuilders, bankers and charter operators;
●	Strategic guidance in a volatile dry bulk market; and
●	Effective management of chartering affairs.

  With respect to the incentive compensation awarded to the other two named executive officers, the Compensation Committee considered the Chief Executive Officer's assessment of performance and compensation recommendations, the performance of the Company detailed above, and the individual contributions of each executive.

For the Chief Financial Officer, the Committee noted the executive's following contributions:

●	Maintaining responsibility for and oversight of the Company's accounting and financial functions;
●	Improving investor relations through personal visits and increasing communications with investors; and
●	Serving as the Company's main representative to our lenders.

  In consideration of these accomplishments, the Compensation Committee determined and approved, and the independent directors of the Board ratified, a cash annual incentive compensation of $750,000 and an equity award of 30,000 RSUs.

For the President of Eagle Shipping International (USA) LLC, the Committee noted the executive's following contributions:

●	Built up in-house technical and operational management to supervise expanding fleet and reduce costs;
●	Managed on-time construction of twelve vessels with on-time milestones and improved quality;
●	Establishment of the Company's new trading operation based in Singapore; and
●	Initiated new chartering relationships with several new first class charterers.

  In consideration of these accomplishments, the Compensation Committee determined and approved, and the independent directors of the Board ratified, a cash annual incentive compensation of $1,500,000 and an equity award of 85,000 RSUs.

Risk Assessment

     The Compensation Committee believes that the Company's compensation objectives or policies do not create risks that are reasonably likely to have a material adverse effect on the Company.  Determinations regarding incentive compensation are based on a discretionary assessment of a variety of factors related to the performance of our Company and the contributions of each executive officer to that performance.  Incentive compensation awards are not tied to formulas based on short-term performance, and no one factor disproportionately affects incentive amounts, which diversifies the risk associated with any single indicator of performance. A significant portion of each executive's total compensation is delivered in the form of equity that vests over multiple years, thereby aligning the interests of our executive officers with those of our shareholders.  Compensation is determined by our Compensation Committee, which is comprised solely of independent members of our Board of Directors.

Section 162(m)

  Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code"), limits the deductibility of compensation to certain employees in excess of $1 million.  Because the company believes that it currently qualifies for the exemption pursuant to Section 883 of the Code, pursuant to which it is not subject to United States federal income tax on its shipping income (which comprised substantially all of its gross revenues in 2010), it has not sought to structure its compensation arrangements to qualify for exemption under Section 162(m).

REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion & Analysis with management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement and be incorporated by reference into the Company's Annual Report for the fiscal year ending December 31, 2010 on Form 10-K.

Submitted by the Compensation Committee of the Board of Directors:

Jon Tomasson, Chairman
Joseph M. Cianciolo, and
Thomas B. Winmill

2010 SUMMARY COMPENSATION TABLE

  The following Summary Compensation Table sets forth the compensation of our executive officers, or the named executive officers, for the fiscal years ending on December 31, 2010, 2009 and 2008.

Officer	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation (including special cash incentive award) ($)(2)	Total ($)

Sophocles N. Zoullas	2010	$900,000		$5,450,000	$1,968,000	—	—	—	$29,867	$8,347,867
	2009	$900,000		$3,750,000	$3,911,400	—	—	—	$20,712	$8,582,112
	2008	$875,000		$4,000,000	$24,249,990	—	—	—	$6,663,333	$35,788,323

Alan S. Ginsberg	2010	$450,000		$750,000	$147,600	—	—	—	$9,800	$1,357,400
	2009	$450,000		$600,000	$295,200	—	—	—	—	$1,345,200
	2008	$275,282		$900,000	—	—	—	—	$269,794	$1,445,076

Alexis P. Zoullas	2010	$650,000		$1,500,000	$418,200	—	—	—	$9,800	$2,578,000
	2009	$650,000		$1,375,000	$516,600	—	—	—	—	$2,541,600
	2008	$203,958	(3)	$500,000	$2,940,600	—	—	—	$188,941	$3,833,499

(1)
The amounts shown in this column, in addition to the compensation expense of profits interest, if any, represent the aggregate fair value of the awards as of the grant date, computed in accordance with FASB ASC Topic 718, "Compensation-Stock Compensation."  Estimates of forfeitures for service-based vesting are disregarded.  See notes to our audited financial statements included in our 2010 Annual Report on Form 10-K for the assumptions used.

(2)
Amounts shown in this column include Company matching contributions to the 401(k) Plan of $9,800 for each of the executives. Additionally, in accordance with the terms of his employment agreement, amounts shown for our Chief Executive Officer include the cost paid by the Company for his life insurance, in the amounts of $20,067, $20,712 and $20,000 for 2010, 2009 and 2008, respectively. In 2008 this amount includes the cash received with respect to "dividend equivalent rights" held. In 2008 this amount also includes the special cash incentive award of $4.0 million paid to the Company's Chief Executive Officer.

(3)
Starting August 19, 2008, Alexis P. Zoullas began serving as a Vice President of Eagle Shipping International (USA) LLC. With a base salary of $550,000, the prorated salary in 2008 was $203,958.  In 2010 Mr. A. Zoullas was promoted to President of Eagle Shipping International (USA) LLC.

  The material terms of our Chief Executive Officer's employment agreement are summarized below in the section entitled "Potential Payments Upon Termination or Change of Control." Other elements of the Summary Compensation Table are discussed in the Compensation Discussion & Analysis above.

2010 Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards made to named executive officers during the fiscal year ended December 31, 2010:

		All Other Stock	All Other Option	Exercise or
		Awards: Number	Awards: Number of	Base Price of	Grant Date
	Grant	of Shares of Stock	Securities Underlying	Option Awards	Fair Value of
Name	Date	or of Units (#) (1)	Options (#)	($/Sh)	Stock Awards (2)

Sophocles N. Zoullas	12/22/2010	400,000	—	—	$1,968,000

Alan S. Ginsberg	12/22/2010	30,000	—	—	$147,600

Alexis P. Zoullas	12/22/2010	85,000	—	—	$418,200

(1)
On December 22, 2010, the Company granted, pursuant to the Eagle Bulk Shipping Inc. 2009 Stock Incentive Plan, an aggregate of 400,000 restricted stock units to our Chief Executive Officer, an aggregate of 30,000 to our Chief Financial Officer, and an aggregate of 85,000 restricted stock units to our President of Eagle Shipping International (USA) LLC.  Each of the restricted stock units granted to our named executives vest in three equal annual installments, commencing one year from the date of grant.

(2)
The amounts shown in this column represent the aggregate grant date fair value computed in accordance with ASC 718 for stock awards in 2010. For a discussion of assumptions used for purposes of the valuation see notes to our audited financial statements included in our 2010 Annual Report on Form 10-K.

See the Compensation Discussion & Analysis above regarding additional material terms of grants.

Outstanding Equity Awards at Fiscal Year End 2010

The following table summarizes the equity awards held by the named executive officers as of December 31, 2010:

		Option Awards (1)				Stock Awards (2) (3)
Name	Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Sophocles N. Zoullas	01/12/2007	225,000(1)	—	$17.80	01/12/2017
	06/19/2008					499,999	(2)	$2,489,995
	12/22/2009					530,000	(3)	$2,639,400
	12/22/2010					400,000		$1,992,000

Alan S. Ginsberg	01/12/2007	90,000(1)	—	$17.80	01/12/2017
	12/22/2009					40,000	(3)	$199,200
	12/22/2010					30,000	(3)	$149,400

Alexis P. Zoullas	05/23/2007	16,667(1)	—	$21.88	05/23/2017
	08/19/2008					35,000	(3)	$174,300
	12/22/2009					70,000	(3)	$348,600
	12/22/2010					85,000	(3)	$423,300

(1)
On January 12, 2007, the Company granted our Chief Executive Officer options to purchase 225,000 shares of Company common stock and granted our Chief Financial Officer options to purchase 90,000 shares of Company common stock.  The option exercise price of $17.80 per share was equal to the fair market value per share on the grant date.  Each of the options granted to our Chief Executive Officer and Chief Financial Officer vest in three equal annual installments, commencing one year from the date of grant. On May 23, 2007, the Company granted Mr. A. Zoullas options to purchase 16,667 shares of Company common stock.  The options were granted to Mr. A. Zoullas in his capacity as a director. Each of the options granted vested immediately.

(2)
On June 19, 2008, the Company granted our Chief Executive Officer 833,333 restricted stock units of the Company, in consideration for the signing of a new five-year employment agreement.  Each of the restricted stock units granted to our Chief Executive Officer vest in five equal annual installments, commencing one year from the date of grant.

(3)
On August 19, 2008, the Company granted our President, Eagle Shipping International (USA) LLC 105,000 restricted stock units of the Company. On December 22, 2009, the Company granted our Chief Executive Officer 795,000 restricted stock units of the Company, granted our Chief Financial Officer 60,000 restricted stock units of the Company, and granted our President, Eagle Shipping International (USA) LLC 105,000 restricted stock units of the Company. On December 22, 2010, the Company granted our Chief Executive Officer 400,000 restricted stock units of the Company, granted our Chief Financial Officer 30,000 restricted stock units of the Company, and granted our President, Eagle Shipping International (USA) LLC 85,000 restricted stock units of the Company.  Each of the restricted stock units granted to our Chief Executive Officer, Chief Financial Officer and our President, Eagle Shipping International (USA) LLC, vest in three equal annual installments, commencing one year from the date of grant.

Option Exercises and Stock Vested for Fiscal 2010

The following table summarizes the stock awards held by the named executive officers that vested during fiscal year ended December 31, 2010:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value realized on vesting of shares ($)
Sophocles N. Zoullas	—	—	666,667	$3,281,268
Alan S. Ginsberg	—	—	36,078	$179,676
Alexis P. Zoullas	—	—	70,000	$344,050

Retirement Benefits

      We provide retirement plan benefits, discussed in this section below, that we believe are customary in our industry. We provide them to remain competitive in retaining talent and attracting new talent to join us.

401(k) Savings Plan

      We provide all qualifying full-time employees with the opportunity to participate in our tax-qualified 401(k) savings plan. The plan allows employees to defer receipt of earned salary, up to tax law limits, on a tax-advantaged basis. Accounts may be invested in a wide range of mutual funds. Up to tax law limits, we provide a 100% match for the first 3% of salary and 50% for the next 2% of salary participant.

Pension Benefits

The Company does not provide pension benefits.

Nonqualified Deferred Compensation

The Company did not provide any nonqualified deferred compensation during the fiscal year ending December 31, 2010.

Potential Payments Upon Termination Or Change-In-Control

  As discussed in detail below under the heading "Employment Agreement with Sophocles N. Zoullas," the Company entered into an employment agreement with our Chief Executive Officer.  It provides that if we terminate our Chief Executive Officer's employment without cause or if our Chief Executive Officer terminates employment for good reason, then he is entitled to receive a lump sum payment.

  The named executive officers received in 2008 Dividend Equivalent Rights, which provide that if the executive is terminated for any reason the rights are forfeited.

  The Company has granted to the named executive officers, pursuant to its 2005 and 2009 Stock Incentive Plans, restricted stock units of the Company that vest in equal annual installments.  The restricted stock units provide that (i) if the executive is terminated on death or disability the unvested restricted stock units will vest and be paid out, (ii) if within 24 months following a change of control the executive is terminated without cause or terminates for good reason then the unvested restricted stock units will vest and be paid out.

  The restricted stock units also provide for a gross-up for any excise taxes under Section 4999 of the Code imposed on excess parachute payments which may become payable to the executive, whether such payments arise with respect to accelerated vesting of the restricted stock units or under other plans or agreements.

The following tables show the potential payments upon termination or change of control to our Chief Executive Officer, our Chief Financial Officer, and our President, Eagle Shipping International (USA) LLC, determined as if such event took place on December 31, 2010.

Sophocles N. Zoullas	Termination for Cause, or Quit Without Good Reason	Death or Disability	Change of Control	Termination Without Cause or Quit for Good Reason		Termination Without Cause or Quit for Good Reason Within 24 Months After Change of Control
Lump sum payment	X	X	X	$11,000,000	(1)	$24,082,727 (1)
Continuation of health/life benefits	X	X	X	$128,982		$193,472
Vesting of restricted stock units (2)	X	$7,121,395	X	$7,121,395		$7,121,395
4999 Gross-Up (3)	X	X	X	X		$7,582,727
Alan S. Ginsberg	Termination for Cause, or Quit Without Good Reason	Death or Disability	Change of Control	Termination Without Cause or Quit for Good Reason		Termination Without Cause or Quit for Good Reason Within 24 Months After Change of Control
Vesting of restricted stock units (2)	X	$348,600	X	X		$348,600
4999 Gross-Up (4)	X	X	X	X		X
Alexis P. Zoullas	Termination for Cause, or Quit Without Good Reason	Death or Disability	Change of Control	Termination Without Cause or Quit for Good Reason		Termination Without Cause or Quit for Good Reason Within 24 Months After Change of Control
Vesting of restricted stock units (2)	X	$946,200	X	X		$946,200
4999 Gross-Up (4)	X	X	X	X		X

(1)
The lump sum payment due to our Chief Executive Officer is:

(i) upon a termination without cause or quit for good reason, the aggregate of (A) our Chief Executive Officer's accrued but unpaid annual base salary and any accrued but unused vacation pay, (2) the Executive's reimbursable business expenses, (3) our Chief Executive Officer's annual incentive compensation and any special cash incentive award for the calendar year immediately preceding the calendar year in which the termination occurs if such annual incentive compensation or special cash incentive award has been determined or earned but not paid, and (4) the product of our Chief Executive Officer's two year average annual incentive compensation multiplied by a fraction, the numerator of which is the number of days in the year in which the termination occurs through the date of termination and the denominator of which is 365, and (B) the amount equal to the product of (x) two and (y) the sum of (I) our Chief Executive Officer's annual base salary and (II) our Chief Executive Officer's two year average annual incentive compensation and any special cash incentive award; or (ii) upon a termination within two years following a change in control, the aggregate of (A) our Chief Executive Officer's accrued but unpaid annual base salary and any accrued but unused vacation pay, (2) the Executive's reimbursable business expenses, (3) our Chief Executive Officer's annual annual incentive compensation for the calendar year immediately preceding the calendar year in which the termination occurs if such annual incentive compensation has been determined or earned but not paid, and (4) the product of our Chief Executive Officer's two year average annual incentive compensation multiplied by a fraction, the numerator of which is the number of days in the year in which the termination occurs through the date of termination and the denominator of which is 365, and (B) the amount equal to the product of (x) three and (y) the sum of (I) our Chief Executive Officer's annual base salary and (II) our Chief Executive Officer's two year average annual incentive compensation and any special cash incentive award. The value of the lump sum payment is inclusive of the excise tax gross-up amount set forth in this table and described in Note (4) below.

(2)
As of December 31, 2010, our Chief Executive Officer held 1,429,999 unvested restricted stock units of the Company, granted our Chief Financial Officer held 70,000 unvested restricted stock units of the Company, and our President, Eagle Shipping International (USA) LLC an aggregate of 190,000 unvested restricted stock units of the Company. The restricted stock units provide that (i) if the executive is terminated on death or disability the unvested restricted stock units will vest and be paid out, (ii) if within 24 months following a change of control the executive is terminated without cause or terminates for good reason then the unvested restricted stock units will vest and be paid out.  The amount equals the number of unvested restricted stock units held by the executive times $4.98, which was the closing price per share of Company common stock on December 31, 2010.

(3)
The 4999 gross-up amount consists of the excise tax on the excess parachute amount under Section 4999 of the Code plus federal, state and local income tax, employment tax and excise tax on the gross-up.  The parachute includes the value of vesting of stock options and restricted stock units assuming a cashout on December 31, 2010, and includes the lump sum payment, see Note (1) above.  The following assumptions were used to calculate payments for the 4999 gross-up amount: (i) equity is valued based on closing price of Company stock on December 31, 2010 $4.98; (ii) parachute payments for stock options and restricted stock units were valued using Treasury Regulation Section 1.280G-1, Q&A 24(c); and (iii) a federal tax rate of 35%, NYS tax rate of 8.97% and NYC tax rate of 3.88% are assumed.

(4)	See Note (3) above for assumptions used to calculate parachute payments with respect to vesting of stock options and restricted stock units.

Employment Agreement with Sophocles N. Zoullas

  On June 19, 2008, we entered into an amended employment agreement with an original term of five years with Sophocles N. Zoullas pursuant to which he serves as our Chief Executive Officer. Either our Chief Executive Officer or we may terminate the employment agreement for any reason on 30 days' written prior notice. We may also terminate our Chief Executive Officer's employment at any time for cause.

Pursuant to the employment agreement, our Chief Executive Officer receives a minimum base salary per year in the amount of $875,000 and received an initial equity grant of 833,333 restricted stock units. Our Chief Executive Officer is eligible to participate in a performance annual incentive compensation pool, for senior executives, as well as discretionary amounts determined by the Compensation Committee. Our Chief Executive Officer is entitled to participate in the benefit plans and fringe benefits provided generally to similarly situated senior executives. The employment agreement also provides that we will provide our Chief Executive Officer with a life insurance policy during the term of the agreement with the amount and terms determined by mutual agreement.

  In the event our Chief Executive Officer terminates his employment for other than good reason, our Chief Executive Officer is entitled to receive (i) his base salary and any unused vacation pay earned but unpaid up to the date of termination, (ii) reimbursement of any expenses for which he was due reimbursement, (iii) any annual incentive compensation actually earned for a completed year but unpaid as of the date of termination, and (iv) any annual incentive compensation earned for the uncompleted year, based upon his two year average annual incentive compensation (collectively, (i), (ii), (iii) and (iv) are referred to as the "Accrued Benefits").

  In the event we terminate our Chief Executive Officer's employment without cause or our Chief Executive Officer terminates his employment for good reason, then in addition to the Accrued Benefits, our Chief Executive Officer is entitled to receive a lump sum payment in an amount equal to the product of (x) two and (y) the sum of (I) his annual base salary and (II) our Chief Executive Officer's two year average annual incentive compensation and any special cash incentive award. Following a change of control, our Chief Executive Officer may be entitled to an enhanced "double trigger" severance payment. In the event that we terminate our Chief Executive Officer's employment without cause or our Chief Executive Officer terminates his employment for good reason following a change of control, the lump sum payment is in an amount equal to the product of (x) three and (y) the sum of (I) our Chief Executive Officer's annual base salary and (II) our Chief Executive Officer's two year average annual incentive compensation and any special cash incentive award. In addition, we will continue his health insurance (for our Chief Executive Officer and his dependents)

during for two years (or three years if we terminate our Chief Executive Officer's employment without cause or our Chief Executive Officer terminates his employment for good reason following a change of control). Our Chief Executive Officer does not receive a lump sum payment in the event he is terminated for cause, which we may do at any time such cause exists. In the event that his employment is terminated for cause, we are only obligated to provide our Chief Executive Officer with the Accrued Benefits.  If our Chief Executive Officer dies or becomes disabled while employed by us, all of his rights under the employment agreement terminate except that (i) we are required to pay our Chief Executive Officer his Accrued Benefits. (ii) any stock options or stock appreciation rights shall become fully exercisable and shall remain exercisable for a period of 12 months after the termination of employment due to such death or disability (or until the earlier original expiration date of such options or stock appreciation rights), and (iii) any restricted stock or restricted stock units shall become fully vested.
  The employment agreement provides for a gross-up for any excise taxes under Section 4999 of the Code imposed on excess parachute payments which may become payable to the executive, whether such payments arise with respect to accelerated vesting of the restricted stock units or under other plans or agreements.

EQUITY COMPENSATION PLAN INFORMATION

  The following table provides certain information as of the end of fiscal year 2010 with respect to shares that may be issued under the Company's equity incentive plans:

Plan category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options, warrants (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,063483	12.27	2,494,036
Equity compensation plans not approved by security holders	none

2010 DIRECTOR COMPENSATION TABLE

  The following Director Compensation Table sets forth the compensation of our Directors (who are not executive officers of the Company) for the fiscal year ending on December 31, 2010.

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-equity incentive plan compensation($)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Joseph M. Cianciolo (3)	$333,500	—	$149,259	—	—	—	$482,759
David B. Hiley	$187,000	—	$149,259	—	—	—	$336,259
Douglas P. Haensel (4)	$281,000	—	$149,259	—	—	—	$430,259
Jon Tomasson (5)	$326,000	—	$149,259	—	—	—	$475,259
Thomas B. Winmill (6)	$112,000	—	$114,403	—	—	—	$226,403
Forrest E. Wylie (6)	$80,299	—	—	—	—	—	$80,299

(1)	Represents, for each non-employee Director, a cash retainer of $95,000, a payment of $3,000 for attendance at each board meeting and a payment of $2,500 for attendance at each committee meeting.

(2)
The amounts shown in this column represent the aggregate grant date fair value of stock options granted in 2010 computed in accordance with FASB ASC Topic 718, "Stock Compensation". The stock options consist of 50,000 options per non-employee Director to purchase the Company's common shares, which vested on the grant date.  See notes to our audited financial statements included in our 2010 Annual Report on Form 10-K for the assumptions used.

(3)	Includes a cash retainer of $30,000 for serving as chairman of the Audit Committee and $65,000 for serving on the Conflicts Committee.

(4)	Includes a cash retainer of $20,000 for serving as chairman of the Nominating and Governance Committee and $65,000 for serving on the Conflicts Committee.

(5)	Includes a cash retainer of $25,000 for serving as chairman of the Compensation Committee and $65,000 for serving on the Conflicts Committee.

(6)	Mr. Winmill was elected at our Annual General Meeting on May 20, 2010 to replace Mr. Wylie, who had determined not to stand for re-election.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has appointed PricewaterhouseCoopers as independent registered public accounting firm of Eagle Bulk Shipping for the fiscal year 2011, subject to the ratification of the stockholders at the Annual Meeting. If the appointment is not ratified by stockholders, the selection of the Corporation's independent registered public accounting firm will be reconsidered by the Audit Committee.

Ernst & Young LLP served as the independent registered public accounting firm of the Corporation from the organization of the Corporation in 2005 through the fiscal year ended December 31, 2010. On March 24, 2010, the Audit Committee dismissed Ernst & Young LLP as the independent registered public accounting firm of the Corporation and engaged PricewaterhouseCoopers in such position for 2011. The reports of Ernst & Young LLP on the consolidated financial statements of Eagle Bulk Shipping for the years ended December 31, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the Company's fiscal years ended December 31, 2010 and 2009, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young LLP's satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter of such disagreements in its reports on the Corporation's consolidated financial statements for such years or period.

Fees to former Independent Registered Public Accounting Firm

As outlined in the table below, we incurred the following fees for the fiscal years ended December 31, 2010 and December 31, 2009, respectively, for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements and for audit-related services, tax services and all other services, as applicable.

Type of Fees	2010	2009
Audit Fees	$557,500	$493,000
Audit-Related Fees	465,000	0
Tax Fees	15,000	44,000
All Other Fees	0	0
Total	$1,037,500	$537,000

  Audit fees for fiscal year 2010 and 2009 include professional services rendered by Ernst & Young LLP for the annual audit of the Company's financial statements and internal controls, the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q, and for services related to our offering under an equity distribution agreement in 2009.

Audit-related fees for 2010 include professional services rendered for assurance and related services that are reasonably related to the performance of the audit of the Company's financial statements.

Tax fees for fiscal years 2010 and 2009 related to tax planning and tax compliance services.

REPORT OF THE AUDIT COMMITTEE

 The role of the Audit Committee is to assist the Board of Directors in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company and the independence and performance of the Company's auditors. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent", as provided under the applicable listing standards of the Nasdaq Global Market and by Rule 10A-3 under the Securities Exchange Act of 1934. The Audit Committee operates pursuant to a Charter that was adopted by the Board of Directors on June 3, 2005, as amended in November 2006. As set forth in the Charter, the Committee's job is one of oversight. Management is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the annual financial statements, expressing an opinion based on their audit as to the statements' conformity with generally accepted accounting principles, reviewing the Company's quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q and discussing with the Committee any issues they believe should be raised with the Committee.

  The Committee met with the Company's independent registered public accounting firm to review and discuss the overall scope and plans for the audit of the Company's consolidated financial statements for the year ended December 31, 2010. The Committee has considered and discussed with management and the independent registered public accounting firm (both alone and with management present) the audited financial statements as well as the independent registered public accounting firm's evaluation of the Company's internal control over financial reporting and the overall quality of the Company's financial reporting. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the financial statements with management.

The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1,  Independence Discussions with Audit Committees, as currently in effect, and a formal written statement from the independent registered public accounting firm, confirmed by management, of the fees billed for audit services, and other non-audit services rendered by the independent registered public accounting firm for the most recent fiscal year. The Audit Committee has considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the independent registered public accounting firm's independence and has discussed with the independent registered public accounting firm their independence.

  The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and, with the exception of the Chairman of the Audit Committee, are not experts in the field of auditing or accounting, including in respect of auditor independence. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's activities do not provide an independent basis to determine that management has maintained appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's independent registered public accounting firm is in fact "independent."

 Based upon the Audit Committee's receipt and review of the various materials and assurances described above and its discussions with management and the independent registered public accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Joseph M. Cianciolo
Douglas P. Haensel
David B. Hiley

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of Eagle Bulk Shipping's voting common stock as of April 4, 2011 of:

●	each person, group or entity known to Eagle Bulk Shipping to beneficially own more than 5% of our stock;

●	each of our Directors and Director nominees;

●	each of our Named Executive Officers; and

●	all of our Directors and executive officers as a group.

  As of the March 24, 2011 record date, a total of 62,560,436 shares of common stock were outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on matters on which common shareholders are eligible to vote.

 The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of that security, or "investment power," which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities as to which that person has a right to acquire beneficial ownership presently or within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be the beneficial owner of securities as to which that person has no economic interest.

Ownership of Common Stock

	Shares Beneficially Owned (1)
Name	Number	Percentage
Sophocles N. Zoullas (2)	1,182,677	1.9%
Alan S. Ginsberg (3)	158,221	*
Joseph M. Cianciolo (4)	172,230	*
David B. Hiley (5)	167,896	*
Douglas P. Haensel (6)	166,230	*
Jon Tomasson (7)	166,230	*
Thomas B. Winmill (8)	100,000	*
Alexis P. Zoullas (9)	72,924	*
Directors and Executive Officers as a group (8 persons)	2,086,408	3.34%
Dimensional Fund Advisors, Inc. (10)	4,757,813	7.61%
Blackrock, Inc. (10)	3,414,269	5.46%
____________________
* Percentage less than 1% of class.

(1)
Shares subject to options that are exercisable presently or within 60 days are considered outstanding for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentage held by others.

(2)
Mr. Sophocles N. Zoullas's beneficial ownership represents 957,677 shares of our common stock and options that are exercisable to purchase 225,000 shares of our common stock granted under the Eagle Bulk Shipping Inc. Stock Incentive Plan.

(3)
Mr. Ginsberg's beneficial ownership represents 68,221 shares of our common stock and options that are exercisable to purchase 90,000 shares of our common stock granted under the Eagle Bulk Shipping Inc. Stock Incentive Plans.

(4)
Mr. Cianciolo's beneficial ownership represents 5,000 shares granted as restricted stock awards under the Eagle Bulk Shipping Inc. Stock Incentive Plan and options to purchase 166,230 shares of our common stock granted under the Eagle Bulk Shipping Inc. Stock Incentive Plans, all 166,230 of which are currently exercisable.  Mr. Cianciolo may also be deemed to be the beneficial owner of 1,000 shares of our common stock purchased in the open market.

(5)
Mr. Hiley's beneficial ownership represents 5,000 shares granted as restricted stock awards under the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan and options to purchase 162,896 shares of our common stock granted under the Eagle Bulk Shipping Inc. Stock Incentive Plans, all 162,896 of which are currently exercisable.

(6)
Mr. Haensel's beneficial ownership represents 5,000 shares granted as restricted stock awards under the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan and options to purchase 161,230 shares of our common stock granted under the Eagle Bulk Shipping Inc. Stock Incentive Plans, all 161,230 of which are currently exercisable.

(7)
Mr. Tomasson's beneficial ownership represents 5,000 shares granted as restricted stock awards under the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan and options to purchase 161,230 shares of our common stock granted under the Eagle Bulk Shipping Inc. Stock Incentive Plans, all 161,230 of which are currently exercisable.

(8)
Mr. Winmill's beneficial ownership represents options to purchase 100,000 shares of our common stock granted under the Eagle Bulk Shipping Inc. Stock Incentive Plan, all 100,000 of which are currently exercisable.

(9)
Mr. Alexis P. Zoullas's beneficial ownership represents 56,257 shares granted as restricted stock awards under the Eagle Bulk Shipping Inc. Stock Incentive Plans and options to purchase 16,667 shares of our common stock granted under the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan, all 16,667 of which are currently exercisable.

(10)	The beneficial ownership is based on latest available filing on Schedule 13G made or other relevant filings made with the U.S. Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Approval Policy

  It is the Company's policy to enter into or ratify "Related Person Transactions" only when the Board of Directors, acting through the Audit Committee or another independent committee established by the Board of Directors, determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders. A "Related Person Transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company is, was or will be a participant and the amount involved exceeds $120,000, and in which any "Related Person" (as defined in relevant SEC rules) had, has or will have a direct or indirect material interest. A Related Person Transaction includes, but is not limited to, situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to Related Persons on an arm's length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

     On August 4, 2009, the Company entered into a management agreement (the "Management Agreement") with Delphin Shipping LLC ("Delphin"), a Marshall Islands limited liability company affiliated with Kelso Investment Associates VII, KEP VI, LLC and the Company's Chief Executive Officer, Sophocles Zoullas.  During our fiscal year ended December 31, 2010, we provided commercial and technical management services to Delphin resulting in revenues to us of $12,259.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  The Audit Committee has appointed the firm of Pricewaterhouse Coopers LLP as the Company's independent registered public accounting firm to audit the financial statements of Eagle Bulk Shipping for the fiscal year ending December 31, 2011 and recommends that shareholders vote to ratify this appointment. Representatives of Pricewaterhouse Coopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Pricewaterhouse Coopers LLP.

If the shareholders fail to ratify the selection, the Audit Committee will reconsider its selection of auditors. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 2, THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSE COOPERS LLP AS EAGLE BULK SHIPPING'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011.

PROPOSAL NO. 3

NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

Background of the Proposal

      The Dodd-Frank Act requires all domestic public companies, beginning with their shareholder meetings on or after January 21, 2011, to hold a separate non-binding, advisory shareholder vote to approve the compensation of executive officers as described in the Compensation Discussion and Analysis, the executive compensation tables and any related information in each such company's proxy statement (commonly known as a "Say on Pay" proposal).

      Because your vote on this proposal is advisory, it will not be binding on the Board or the Company. However, the Compensation Committee and the Board of Directors values the opinions of the Company's shareholders, and will take into account the outcome of the vote when considering future executive compensation arrangements.

  The compensation of the Company's Named Executive Officers is set forth in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative discussion.  As described in greater detail in the Compensation Discussion and Analysis section, our compensation program is designed to attract, motivate and retain executives who possess the talent, leadership and commitment needed to operate our business, create and implement new opportunities, anticipate and effectively respond to new challenges, and make and executive difficult decisions.

  The Compensation Committee believes that our executive compensation program is strongly aligned with performance of our Company.  The majority of each executive officer's compensation is incentive-based, and varies annually based on the Compensation Committee's assessment of strategic and operational achievements which will enhance shareholder value.  In making its determinations regarding incentive compensation, the Committee considers Company performance across a wide range of quantitative, qualitative, operational and strategic measures and determines annual incentive compensation on a discretionary basis following a comprehensive assessment of the macro-economic environment, the Company's performance, and each executive's contribution to that performance.

 Based on our performance in 2010, we believe that the compensation paid to our Named Executive Officers was appropriate and that our compensation program is in the best interests of the Company and its shareholders.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 3, THE NON-BINDING VOTE TO APPROVE EAGLE BULK SHIPPING'S EXECUTIVE COMPENSATION FOR FISCAL YEAR 2010.

PROPOSAL NO. 4

NON-BINDING VOTE TO RECOMMEND THE FREQUENCY
OF EXECUTIVE COMPENSATION VOTES

Background of the Proposal

  The Dodd-Frank Act also requires all domestic public companies, beginning with their shareholder meetings on or after January 21, 2011, to permit a separate non-binding, advisory shareholder vote with respect to the frequency of the vote on the Say on Pay proposal thereafter. Companies must give shareholders the choice of whether to cast an advisory vote on the Say on Pay proposal every year, every two years or every three years (commonly known as the "Frequency Vote on Say on Pay"). Shareholders may also abstain from making a choice, pursuant to proposed rules recently issued by the SEC. After such initial votes are held, the Dodd-Frank Act requires all public companies to submit to their shareholders no less often than every six years thereafter the Frequency Vote on Say on Pay.

Frequency Vote on Say on Pay

  For the reasons described below, the Board of Directors unanimously recommends that shareholders select "THREE YEARS" as your preference for this Proposal No. 4.

  The Board believes that a significant portion of compensation for the Company's executive officers has historically been in the form of long-term incentive compensation. The Board believes that the effective use of stock-based long-term incentive compensation has been integral to the Company's success in the past and is vital to its ability to achieve continued strong performance in the future and therefore delivers a portion of each executive's incentive compensation in the form of equity. These awards are intended to align the interests of executives with those of shareholders, enhance the personal stake of executive officers in the growth and success of the Company, provide an incentive for the executive officers' continued service at the Company, and provide an opportunity for executives to increase their stock ownership levels.

  The Board believes that giving our shareholders the right to cast an advisory vote once every three years on their approval of the compensation arrangements of our named executive officers would be most consistent with, and provide better input on, the Company's long-term compensation, which constitutes a significant portion of the compensation of our named executives.  In addition, a three-year cycle will provide shareholders sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and the related business outcomes of the Company.  Furthermore, a three-year vote cycle gives the Board sufficient time to thoughtfully consider the results of the advisory vote and to implement any desired changes to our executive compensation policies and procedures.

 Although the Board recommends that the Say on Pay proposal be voted on once every three years, our shareholders will be able to specify one of four choices for the frequency of the vote on the Say on Pay proposal as follows: (i) three years, (ii) two years, (iii) one year or (iv) abstain. Shareholders are not voting to approve or disapprove of the Board's recommendation of an annual vote on the Say on Pay Proposal.

  The option of three years, two years or one year that receives the highest number of votes cast by our shareholders will be the frequency for the advisory vote on executive compensation that has been selected by our shareholders. However, because this vote is advisory and will not be binding on the Board or the Company, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS SELECT "THREE YEARS" AS YOUR PREFERENCE FOR PROPOSAL NO. 4, THE NON-BINDING VOTE TO APPROVE THE FREQUENCY OF ADVISORY VOTES ON EAGLE BULK SHIPPING'S EXECUTIVE COMPENSATION.

SHAREHOLDER PROPOSALS FOR THE
2012 ANNUAL MEETING OF SHAREHOLDERS

  Any shareholder desiring to present a proposal for inclusion in the proxy statement for the Company's 2012 Annual Meeting of Shareholders must deliver the proposal to the Secretary of the Company not later than December 7, 2011. Only those proposals that comply with Eagle Bulk Shipping's By-Laws and the requirements of Rule 14a-8 of the Exchange Act of 1934, as amended, will be included in the Company's proxy statement for the 2012 Annual Meeting of Shareholders.

  Shareholders may present proposals that are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the shareholder must comply with the procedures specified in the Company's amended and restated by-laws which have been filed as Exhibit 3.2 to our registration statement on Form S-1 (as amended on June 22, 2005) and are available in print upon request from the Secretary. Our amended and restated by-laws require all shareholders who intend to make proposals at an annual meeting of shareholders to submit their proposals to the Secretary not fewer than 90 and not more than 120 days before the anniversary date of the previous year's annual meeting of shareholders. The by-laws also provide that nominations for Director may only be made by the Board of Directors (or an authorized Board of Directors committee) or by a shareholder of record entitled to vote who sends notice to the Secretary not fewer than 90 nor more than 120 days before the anniversary date of the previous year's annual meeting of shareholders. Any nomination by a shareholder must comply with the procedures specified in the Company's by-laws. To be eligible for consideration at the 2012 Annual Meeting, proposals that have not been submitted by the deadline for inclusion in the proxy statement and any nominations for Director must be received by the Secretary between January 17, 2012 and February 17, 2012. This advance notice period is intended to allow all shareholders an opportunity to consider all business and nominees expected to be considered at the meeting.

  All submissions to, or requests from, the Secretary should be made to: Alan S. Ginsberg, Secretary of Eagle Bulk Shipping Inc., at 477 Madison Avenue, Suite 1405, New York, New York 10022.

COMPLIANCE WITH SECTION 16(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

  Pursuant to Section 16(a) of the Exchange Act and the rules thereunder, the Company's executive officers and Directors and persons who own more than 10% of a registered class of Eagle Bulk Shipping's equity securities are required to file with the SEC reports of their ownership of, and transactions in, the Company's common stock. Based solely on a review of copies of such reports furnished to the Company, and written representations that no reports were required, the Company believes that during the fiscal year ended December 31, 2010 its executive officers and Directors complied with the Section 16(a) requirements.

IMPORTANT NOTICE REGARDING DELIVERY
OF SHAREHOLDER DOCUMENTS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is referred to as "householding," potentially provides extra convenience for shareholders and reduces printing and postage costs for companies.

  The Company and some brokers utilize the householding process for proxy materials. In accordance with a notice sent to certain shareholders who share a single address, only one copy of this Proxy Statement and the Company's 2010 Annual Report is being sent to that address, unless we received contrary instructions from any shareholder at that address. Shareholders who participate in householding will continue to receive separate proxy cards. Householding will continue until you are notified otherwise or until one or more shareholders at your address revokes consent. If you revoke consent, you will be removed from the householding program within 30 days of receipt of the revocation. If you hold your Company stock in "street name," additional information regarding householding of proxy materials should be forwarded to you by your broker.

  If you wish to receive a separate copy of this proxy statement or the Company's 2010 Annual Report, or would like to receive separate proxy statements and annual reports in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another shareholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Alan S. Ginsberg, Secretary of Eagle Bulk Shipping Inc., at 477 Madison Avenue, Suite 1405, New York, New York 10022.

OTHER MATTERS

  At the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: April 5, 2011

EAGLE BULK SHIPPING INC.
477 MADISON AVENUE
NEW YORK, NY 10022

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
   Nominees

01 Douglas P. Haensel 02 Alexis P. Zoullas

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal 2011.	☐	☐	☐
3	To approve, by non-binding vote, executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

		3 years	2 years	1 year	Abstain
4	To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

NOTE: If you receive more than one proxy card, please vote with respect to each card you receive. Please date and sign each card and return all proxy cards in the enclosed envelope.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000101171_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

EAGLE BULK SHIPPING, INC.

Annual Meeting of Shareholders

May 19, 2011

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Sophocles N. Zoullas and Alan S. Ginsberg, or either of them, each with full power of substitution, as proxies, to represent and vote as designated on the reverse side, all of the shares of Common Stock of Eagle Bulk Shipping Inc. held of record by the undersigned on March 24, 2011, at the Annual Meeting of Shareholders to be held at the offices of Seward & Kissel LLP, One Battery Park Plaza, 23rd floor, New York, New York 10004 at 10:00 a.m., local time, on Thursday, May 19, 2011, or at any adjournment or postponement thereof.

This proxy may be revoked at any time before it is exercised.

This proxy card, when properly executed, will be voted in the manner directed herein. If no direction is made but the card is signed, this proxy card will be voted FOR ALL NOMINEES in Proposal No. 1 for election as directors, FOR Proposal No. 2 to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2011, FOR approval of the Company's executive compensation, FOR THREE YEARS for the frequency of an executive compensation vote and in the discretion of the proxies with respect to such other business as may properly come before the meeting. If any other matter is properly presented at the Annual Meeting of Shareholders, this proxy will be voted in accordance with the judgment of the persons appointed as proxies.

PLEASE SIGN AND DATE THE PROXY ON REVERSE SIDE AND RETURN IT PROMPTLY

0000101171_2 R1.0.0.11699